Exhibit 99.1

CarGurus Announces Fourth Quarter 2020 and Full-Year 2020 Results

Fourth Quarter Highlights:

•	Total revenue of $151.6 million, a decrease of (4%) year-over-year
•	GAAP operating income of $33.5 million; non-GAAP operating income of $46.7 million
•	GAAP net income of $25.2 million; non-GAAP net income of $36.5 million
•	Adjusted EBITDA of $48.6 million

Full-Year 2020 Highlights:

•	Total revenue of $551.5 million, a decrease of (6%) year-over-year
•	GAAP operating income of $97.8 million; non-GAAP operating income of $151.5 million
•	GAAP net income of $77.6 million; non-GAAP net income of $121.8 million
•	Adjusted EBITDA of $160.8 million

CAMBRIDGE, MA:  February 11, 2021 — CarGurus, Inc. (Nasdaq: CARG), a leading global online automotive marketplace, today announced financial results for the fourth quarter and full-year ended December 31, 2020.

“I’m pleased to share that CarGurus generated strong results in the fourth quarter, and throughout 2020, despite the ongoing uncertainty amidst the COVID-19 pandemic. Our performance demonstrates the durability of our market leadership position and the flexibility and resilience of our business model,” said Jason Trevisan, Chief Executive Officer of CarGurus. “We are excited about the momentum we have exiting 2020, especially in the U.S. where we saw quarter-over-quarter growth in net paying dealer additions. With most forecasts for 2021indicating improved year-over-year car sales, we believe dealers’ marketing spend will continue trending up – eventually returning to pre-COVID levels – and we remain confident that our advantaged ROI for dealers and our engaged, ready-to-buy audience will make us an attractive option for dealers at such time. Additionally, we have completed the acquisition of a 51% interest in CarOffer last month, and I want to publicly welcome the CarOffer team to the CarGurus family. We are thrilled to have the combined teams of CarGurus and CarOffer drive our success in digital wholesale.”

Revenue

Fourth Quarter 2020:

•	Total revenue was $151.6 million, a decrease of (4%) compared to $158.2 million in the fourth quarter of 2019.
•	Marketplace subscription revenue was $133.2 million, a decrease of (5%) compared to $140.6 million in the fourth quarter of 2019.
•	Advertising and other revenue was $18.4 million, an increase of 4% compared to $17.6 million in the fourth quarter of 2019.

Full-Year 2020:

•	Total revenue was $551.5 million, a decrease of (6%) compared to $588.9 million in 2019.

•	Marketplace subscription revenue was $485.0 million, a decrease of (8%) compared to $526.0 million in 2019.
•	Advertising and other revenue was $66.5 million, an increase of 6% compared to $62.9 million in 2019.

Operating Income

Fourth Quarter 2020:

•	GAAP operating income was $33.5 million, or 22% of total revenue, compared to $13.6 million, or 9% of total revenue, in the fourth quarter of 2019.
•	Non-GAAP operating income was $46.7 million, or 31% of total revenue, compared to $23.1 million, or 15% of total revenue, in the fourth quarter of 2019.

Full-Year 2020:

•	GAAP operating income was $97.8 million, or 18% of total revenue, compared to $34.3 million, or 6% of total revenue, in 2019.
•	Non-GAAP operating income was $151.5 million, or 27% of total revenue, compared to $69.8 million, or 12% of total revenue, in 2019.

Net Income & Adjusted EBITDA

Fourth Quarter 2020:

•

GAAP net income was $25.2 million, or $0.22 per fully diluted share during the quarter ended December 31, 2020, compared to $13.2 million, or $0.12 per fully diluted share during the quarter ended December 31, 2019.

•

Non-GAAP net income was $36.5 million, or $0.32 per fully diluted share during the quarter ended December 31, 2020, compared to $19.3 million, or $0.17 per fully diluted share during the quarter ended December 31, 2019.

•	Adjusted EBITDA, a non-GAAP metric, was $48.6 million for the quarter ended December 31, 2020, compared to $25.1 million for the quarter ended December 31, 2019.

Full-Year 2020:

•	GAAP net income was $77.6 million, or $0.68 per fully diluted share during 2020, compared to $42.1 million, or $0.37 per fully diluted share, during 2019.
•	Non-GAAP net income was $121.8 million, or $1.07 per fully diluted share during 2020, compared to $59.3 million, or $0.52 per fully diluted share, during 2019.
•	Adjusted EBITDA, a non-GAAP metric, was $160.8 million in 2020 compared to $77.0 million in 2019.

Balance Sheet and Cash Flow

•	As of December 31, 2020, CarGurus had cash, cash equivalents and short-term investments of $290.3 million and no debt.
•

CarGurus generated $47.9 million in cash from operations and $46.2 million in free cash flow, a non-GAAP metric, during the fourth quarter of 2020, compared to having generated $20.6 million in cash from operations and $19.2 million in free cash flow during the fourth quarter of 2019. For the full-year 2020, CarGurus generated $156.7 million in cash from operations and $149.2 million in free cash flow compared to having generated $70.1 million in cash from operations and $55.9 million in free cash flow in 2019.

Fourth Quarter Business Metrics

•

U.S. revenue was $143.7 million in the fourth quarter of 2020, a decrease of (3%) compared to $148.0 million in the fourth quarter of 2019. U.S. marketplace subscription revenue was $126.2 million in the fourth quarter of 2020, a decrease of (4%) compared to $131.6 million in the fourth quarter of 2019. GAAP operating income in the U.S. was $38.8 million, an increase of 73% compared to $22.4 million in the fourth quarter of 2019.

•

International revenue was $7.9 million in the fourth quarter of 2020, a decrease of (23%) compared to $10.2 million in the fourth quarter of 2019. International marketplace subscription revenue was $7.0 million in the fourth quarter of 2020, a decrease of (22%) compared to $9.0 million in the fourth quarter of 2019. GAAP operating loss in International markets was ($5.3) million, a reduction in loss of 39% compared to a loss of ($8.8) million in the fourth quarter of 2019.

•

Total paying dealers were 30,631(1) at December 31, 2020, a decrease of (9%) compared to 33,618 at December 31, 2019(2). Of the total paying dealers at December 31, 2020, U.S. and International accounted for 23,934(1) and 6,697, respectively, compared to 26,289 and 7,329, respectively, at December 31, 2019(2).

•	Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,304 as of December 31, 2020, an increase of 6% compared to $5,016 as of December 31, 2019.
•	QARSD in International markets was $1,060 as of December 31, 2020, a decrease of (16%) compared to $1,265 as of December 31, 2019.
•	Website traffic and consumer engagement metrics for the fourth quarter of 2020 were as follows:
o

U.S. average monthly unique users were 33.8 million(3), a decrease of (1%) compared to 34.2 million in the fourth quarter of 2019. U.S. average monthly sessions were 82.3 million(4), a decrease of (10%) compared to 91.2 million in the fourth quarter of 2019.

o

International average monthly unique users were 7.1 million, a decrease of (29%) compared to 10.0 million in the fourth quarter of 2019. International average monthly sessions were 16.3 million, a decrease of (32%) compared to 23.8 million in the fourth quarter of 2019.

(1)	Includes paying dealers from the Autolist website
(2)

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 6, 2020, we announced that we had modified our method for calculating paying dealers to align our data with an enterprise system upgrade (the “Internal System Upgrade”) and had replaced our Average Annual Revenue per Subscribing Dealer key metric with QARSD. As a result of the Internal System Upgrade, and to provide consistency in our year-to-year comparisons, we have recast our paying dealer calculation as of December 31, 2019 to reflect the updated calculation methodology.

(3)	Includes users from the Autolist website
(4)	Includes sessions from the Autolist website

First Quarter 2021 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

First Quarter 2021:

•	Total revenue	$156.0 to $160.0 million
•	Non-GAAP operating income	$33.5 to $36.5 million
•	Non-GAAP EPS	$0.21 to $0.23

The first quarter 2021 non-GAAP earnings per share calculation assumes 124 million diluted weighted-average common shares outstanding.

Guidance for the first quarter 2021 includes the impact of known customer billings relief for such period, but excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, that result in dealers and consumers materially changing their recent market behaviors or that cause us to continue to implement or otherwise enact additional measures to assist dealers, such as offering further fee reductions or waivers. The assumptions that are built into guidance for our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based off of recent market behaviors. Guidance does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and restructuring expenses, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and restructurings and the significance of the resulting acquisition-related or restructuring expenses, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full fiscal year 2020 financial results and business outlook at 5:00 p.m. Eastern Time today, February 11, 2021. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, February 11, 2021, until 11:59 p.m. Eastern Time on February 25, 2021, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13714720. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q4 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. CarGurus also holds a majority stake in CarOffer, an instant trade digital wholesale platform based in Plano, Texas. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc. All product names, trademarks and registered trademarks are property of their respective owners.

© 2021 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2021, our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors, our expectation that the combined teams of CarGurus and CarOffer will drive our success in digital wholesale, our expectations for dealers’ marketing spend and our value proposition for dealers, our business and strategy and the impact of the COVID-19 pandemic on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our growth and ability to grow our revenue, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate, our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith, natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$190,299	$59,920
Investments	100,000	111,692
Accounts receivable, net of allowance for doubtful accounts of $616 and $240, respectively	18,235	22,124
Prepaid expenses, prepaid income taxes and other current assets	12,385	15,424
Deferred contract costs	10,807	9,544
Restricted cash	250	250
Total current assets	331,976	218,954
Property and equipment, net	27,483	27,950
Intangible assets, net	10,862	3,920
Goodwill	29,129	15,207
Operating lease right-of-use assets	60,835	59,986
Restricted cash	10,377	10,553
Deferred tax assets	19,774	42,713
Deferred contract costs, net of current portion	9,189	10,514
Other non-current assets	2,673	3,826
Total assets	$502,298	$393,623
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,563	$36,731
Accrued expenses, accrued income taxes and other current liabilities	24,751	18,262
Deferred revenue	9,137	9,984
Operating lease liabilities	11,085	8,781
Total current liabilities	66,536	73,758
Operating lease liabilities	58,810	60,818
Deferred tax liabilities	291	284
Other non–current liabilities	3,075	1,908
Total liabilities	128,712	136,768
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value; 500,000,000 shares authorized; 94,310,309 and 91,819,649 shares issued and outstanding at December 31, 2020 and 2019, respectively	94	92
Class B common stock, $0.001 par value; 100,000,000 shares authorized; 19,076,500 and 20,314,644 shares issued and outstanding at December 31, 2020 and 2019, respectively	19	20
Additional paid–in capital	242,181	205,234
Retained earnings	129,412	51,859
Accumulated other comprehensive income (loss)	1,880	(350)
Total stockholders’ equity	373,586	256,855
Total liabilities and stockholders’ equity	$502,298	$393,623

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$151,553	$158,153	$551,451	$588,916
Cost of revenue(1)	11,454	10,560	42,706	36,300
Gross profit	140,099	147,593	508,745	552,616
Operating expenses:
Sales and marketing	67,183	100,606	256,979	393,844
Product, technology, and development	19,997	18,399	85,726	69,462
General and administrative	17,869	13,812	62,166	50,434
Depreciation and amortization	1,589	1,141	6,118	4,554
Total operating expenses	106,638	133,958	410,989	518,294
Income from operations	33,461	13,635	97,756	34,322
Other (expense) income, net:
Interest income	22	737	1,075	2,984
Other (expense) income, net	(75)	141	279	1,399
Total other (expense) income, net	(53)	878	1,354	4,383
Income before income taxes	33,408	14,513	99,110	38,705
Provision for (benefit from) income taxes	8,245	1,342	21,557	(3,441)
Net income	$25,163	$13,171	$77,553	$42,146
Net income per share attributable to common stockholders:
Basic	$0.22	$0.12	$0.69	$0.38
Diluted	$0.22	$0.12	$0.68	$0.37
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	113,386,809	112,023,661	112,854,524	111,450,443
Diluted	114,291,136	113,552,018	113,849,815	113,431,850

(1) Includes depreciation, amortization and impairment expense for the three months ended December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 of $974, $1,017, $5,224 and $3,263, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating Activities
Net income	$25,163	$13,171	$77,553	$42,146
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,563	2,158	11,342	7,817
Currency loss (gain) on foreign denominated transactions	55	237	23	(690)
Deferred taxes	7,466	1,291	22,235	(3,734)
Provision for doubtful accounts	188	396	1,930	1,091
Stock–based compensation expense	10,687	8,911	45,090	34,301
Amortization of deferred contract costs	3,010	2,619	11,605	8,416
Changes in operating assets and liabilities:
Accounts receivable, net	(2,065)	(4,624)	3,889	(9,608)
Prepaid expenses, prepaid income taxes, and other assets	(3,620)	493	3,484	(378)
Deferred contracts costs	(4,456)	(4,537)	(11,378)	(15,979)
Accounts payable	4,668	(6,472)	(15,077)	4,268
Accrued expenses, accrued income taxes and other liabilities	5,724	4,307	7,450	2,760
Deferred revenue	(548)	2,201	(861)	1,174
Lease obligations	(898)	414	(542)	(1,468)
Net cash provided by operating activities	47,937	20,565	156,743	70,116
Investing Activities
Purchases of property and equipment	(220)	(440)	(2,952)	(11,205)
Capitalization of website development costs	(1,534)	(947)	(4,579)	(3,021)
Cash paid for acquisitions, net of cash acquired	—	—	(21,056)	(19,139)
Investments in certificates of deposit	(100,000)	(43,000)	(100,000)	(177,808)
Maturities of certificates of deposit	—	66,116	111,692	188,916
Net cash (used in) provided by investing activities	(101,754)	21,729	(16,895)	(22,257)
Financing Activities
Proceeds from exercise of stock options	141	351	1,136	1,807
Financing cash flows from finance leases	(9)	(9)	(37)	(30)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(2,476)	(3,687)	(11,184)	(16,470)
Net cash used in financing activities	(2,344)	(3,345)	(10,085)	(14,693)
Impact of foreign currency on cash, cash equivalents, and restricted cash	269	96	440	(1)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(55,892)	39,045	130,203	33,165
Cash, cash equivalents, and restricted cash at beginning of period	256,818	31,678	70,723	37,558
Cash, cash equivalents, and restricted cash at end of period	$200,926	$70,723	$200,926	$70,723

Unaudited Reconciliation of Marketplace Subscription Revenue

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
Marketplace Subscription Revenue:	2020	2019	2020(1)	2019
United States	$126,210	$131,550	$456,505	$496,730
International	6,996	9,012	28,473	29,313
Total	$133,206	$140,562	$484,978	$526,043

(1) For the year ended December 31, 2020, non-GAAP, pro forma U.S. marketplace subscription revenue, adjusted to include $44.0 million for fee reductions provided during the second quarter of 2020, would have been approximately $500.5 million and non-GAAP, pro forma International marketplace subscription revenue, adjusted to include $2.7 million for fee reductions provided during the second quarter of 2020, would have been approximately $31.2 million. The impact of fee reductions for each of the three months ended March 31, 2020, September 30, 2020 and December 31, 2020 were immaterial.

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP operating income	$33,461	$13,635	$97,756	$34,322
Stock-based compensation expense	10,687	8,911	45,321	34,301
Amortization of intangible assets	581	163	1,993	649
Acquisition-related expenses	1,938	424	2,906	549
Restructuring expenses(1)	—	—	3,514	—
Non-GAAP operating income	$46,667	$23,133	$151,490	$69,821

GAAP operating margin	22%	9%	18%	6%
Non-GAAP operating margin	31%	15%	27%	12%

(1) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the expense reduction plan approved by our Board of Directors on April 13, 2020 to address the impact of the COVID-19 pandemic on our business (the “Expense Reduction Plan”), as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$25,163	$13,171	$77,553	$42,146
Stock-based compensation expense, net of tax(1)	8,443	7,040	35,804	27,098
Change in tax provision from stock-based compensation expense(2)	350	(1,483)	39	(11,115)
Amortization of intangible assets	581	163	1,993	649
Acquisition-related expenses	1,938	424	2,906	549
Restructuring expenses(3)	—	—	3,514	—
Non-GAAP net income	$36,475	$19,315	$121,809	$59,327
Non-GAAP net income per share:
Basic	$0.32	$0.17	$1.08	$0.53
Diluted	$0.32	$0.17	$1.07	$0.52
Shares used in Non-GAAP per share calculations
Basic	113,387	112,024	112,855	111,450
Diluted	114,291	113,552	113,850	113,432
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock-based compensation and the corresponding financial statement expense.

(3)  Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$151,553	$158,153	$551,451	$588,916
Cost of revenue	11,454	10,560	42,706	36,300
Gross profit	140,099	147,593	508,745	552,616
Stock-based compensation expense included in Cost of revenue	52	86	293	354
Acquisition-related expenses included in Cost of revenue	—	—	22	—
Restructuring expenses included in Cost of revenue	—	—	1,051	—
Non-GAAP gross profit	$140,151	$147,679	$510,111	$552,970

GAAP gross profit margin	92%	93%	92%	94%
Non-GAAP gross profit margin	92%	93%	93%	94%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended December 31,
	2020						2019
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense
Cost of revenue	$11,454	$(52)	$—	$—	$—	$11,402	$10,560	$(86)	$—	$—	$—	$10,474
S&M	67,183	(2,358)	—	—	—	64,825	100,606	(2,597)	—	—	—	98,009
P,T&D(1)	19,997	(4,880)	—	—	—	15,117	18,399	(4,041)	—	—	—	14,358
G&A	17,869	(3,397)	—	(1,938)	—	12,534	13,812	(2,187)	—	(424)	—	11,201
Depreciation & amortization	1,589	—	(581)	—	—	1,008	1,141	—	(163)	—	—	978
Operating expenses(2)	$106,638	$(10,635)	$(581)	$(1,938)	$—	$93,484	$133,958	$(8,825)	$(163)	$(424)	$—	$124,546
Total expenses	$118,092	$(10,687)	$(581)	$(1,938)	$—	$104,886	$144,518	$(8,911)	$(163)	$(424)	$—	$135,020
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Year Ended December 31,
	2020						2019
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses(3)	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Restructuring expenses	Non-GAAP expense
Cost of revenue	$42,706	$(293)	$—	$(22)	$(1,051)	$41,340	$36,300	$(354)	$—	$—	$—	$35,946
S&M	256,979	(10,564)	—	(152)	(1,668)	244,595	393,844	(9,989)	—	—	—	383,855
P,T&D(1)	85,726	(20,741)	—	(527)	(679)	63,779	69,462	(15,159)	—	—	—	54,303
G&A	62,166	(13,723)	—	(2,205)	(116)	46,122	50,434	(8,799)	—	(549)	—	41,086
Depreciation & amortization	6,118	—	(1,993)	—	—	4,125	4,554	—	(649)	—	—	3,905
Operating expenses(2)	$410,989	$(45,028)	$(1,993)	$(2,884)	$(2,463)	$358,621	$518,294	$(33,947)	$(649)	$(549)	$—	$483,149
Total expenses	$453,695	$(45,321)	$(1,993)	$(2,906)	$(3,514)	$399,961	$554,594	$(34,301)	$(649)	$(549)	$—	$519,095
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

(3) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$25,163	$13,171	$77,553	$42,146
Depreciation and amortization	2,563	2,158	11,342	7,817
Stock-based compensation expense	10,687	8,911	45,321	34,301
Acquisition-related expenses	1,938	424	2,906	549
Restructuring expenses(1)	—	—	3,514	—
Other expense (income), net	53	(878)	(1,354)	(4,383)
Provision for (benefit from) income taxes	8,245	1,342	21,557	(3,441)
Adjusted EBITDA	$48,649	$25,128	$160,839	$76,989

(1) Excludes stock-based compensation expense of $753 for the year ended December 31, 2020 related to the Expense Reduction Plan, as the amount is already included within the stock-based compensation line item.

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net cash and cash equivalents provided by operating activities	$47,937	$20,565	$156,743	$70,116
Purchases of property and equipment	(220)	(440)	(2,952)	(11,205)
Capitalization of website development costs	(1,534)	(947)	(4,579)	(3,021)
Non-GAAP free cash flow	$46,183	$19,178	$149,212	$55,890

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, restructuring expenses, other expense (income), net, and the provision for (benefit from) income taxes. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We define non-GAAP, pro forma marketplace subscription revenue as GAAP marketplace subscription revenue, adjusted to exclude the impact of fee reductions provided during the second quarter of 2020 and which assumes that we had no incremental churn other than realized in such quarter, such that all reported paying dealers retained their subscriptions at their full subscription level. We believe this non-GAAP financial measure provides useful information that will allow investors to compare our period-to-period revenue trends.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, restructuring expenses and acquisition-related expenses. Non-GAAP net income and non-GAAP net income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and restructurings and the significance of the resulting acquisition-related or restructuring expenses, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription, at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace subscription revenue during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, multiple users would be recorded.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, (iii) Greenwich Mean Time for our U.K. websites, and (iv) Central European Time (or Central European Summer Time when daylight savings is observed) for our Germany, Italy, and Spain websites, which ceased operations in the second quarter of 2020. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

investors@cargurus.com